Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the prospectus constituting a part of this Registration Statement on Amendment No. 4 to Form S-1 of our report dated December 8, 2025, relating to the financial statements of K2 Capital Acquisition Corp as of August 19, 2025, and for the period from August 1, 2025 (inception) through August 19, 2025, which are contained in that Prospectus. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

January 9, 2026